Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
November 14, 2012 at 5:30 AM PST		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend

SEATTLE, Wash. – (November 14, 2012) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has approved a quarterly dividend of 27 cents per share payable on December 14, 2012 to shareholders of record at the close of business on November 30, 2012.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 240 stores in 31 states, including 117 full-line stores, 119 Nordstrom Racks, two Jeffrey boutiques, one treasure&bond store and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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